Calculation of Filing Fee Tables
S-8
GENESCO INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.00 per share	Other	1,200,000	$ 34.57	$ 41,484,000.00	0.0001381	$ 5,728.94
Total Offering Amounts:						$ 41,484,000.00		$ 5,728.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,728.94
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 to which this exhibit relates also covers any additional shares of the Registrant's Common Stock that become issuable pursuant to awards under the Genesco Inc. Fourth Amended and Restated 2020 Equity Incentive Plan (the "Fourth Amended and Restated Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of the Registrant's Common Stock. (2) Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act for purposes of calculating the registration fee. The fee is computed based upon $34.57, which represents the average of the high and low prices per share of the Registrant's Common Stock on September 9, 2026 as reported on the New York Stock Exchange. (3) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of the additional securities available for issuance under the Fourth Amended and Restated Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources